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                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITORS' REPORT


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Workflow Management, Inc. of our report dated March 6, 1996, relating to the combined financial statements of United Envelope Co., Inc. and its affiliate Rex Envelope Co., Inc., and our report dated March 4, 1996 relating to the financial statements of Huxley Envelope Corporation, which reports appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


HERTZ, HERSON & COMPANY, LLP


New York, New York
May 1, 1998